Exhibit 10.23

THIS STOCK OPTION AGREEMENT dated as of the 30th day of March, 2004

BETWEEN:

RAYMOND J. SKIPTUNIS of 4133 Demoline Circle, Las

Vegas, Nevada

(herein called the "Optionee")

OF THE FIRST PART

AND:

CHINA VENTURES INC., a body corporate duly incorporated

under the laws of the Province of British Columbia and having its head office at Suite 1118, Cathedral Place, 925 West Georgia

Street, Vancouver, British Columbia, V6C 3L2

(herein called the "Company")

OF THE SECOND PART

WHEREAS:

A.

The Optionee is a consultant of the Company; and

B.

The Company desires to grant the Optionee an option to purchase Common shares in the capital stock of the Company.

NOW THEREFORE in consideration of the sum of $1.00 paid by each party to the other, the receipt of which is hereby acknowledged, it is agreed:

1.

The Company does hereby grant to the Optionee an option to purchase a total of 1,000,000 Common shares without par value in its capital stock (herein called the "Option"). The Option shall vest over a period of 270 days from the date of this Agreement as follows:

(a)

250,000 options shall vest on the date of this Agreement;

(b)

an additional 250,000 options shall vest 90 days from the date of this Agreement;

(c)

an additional 250,000 options shall vest 180 days from the date of this Agreement; and

(d)

the remaining 250,000 options shall vest 270 days from the date of this Agreement.

All vesting restrictions shall become null and void in the event that the Company is subject to a take-over bid or a proposal for a merger, amalgamation or plan of arrangement transaction with a third party pursuant to which that third party could acquire de facto control of the Company or substantially all of the assets of the Company. The Option shall be exercisable in whole or in part, at any time and from time to time after vesting, for a period of five years commencing March 30, 2004, at a price as follows:

(a)

the first 500,000 Common shares at CDN $0.17 per Common share; and

(b)

the remaining 500,000 Common shares at CDN $0.24 per Common share.

2.

In order to exercise this Option, the Optionee shall, no later than close of business on March 30, 2009, give notice to the Company of its intention to exercise in whole or in part, such notice to be accompanied by cash or certified cheque, payable to the Company in the appropriate amount. After receipt of such notice, the Company shall forthwith issue a Treasury Order to its Registrar and Transfer Agent for the required number of Common shares.

3.

The Option shall remain in full force and effect and be exercisable so long as the Optionee is a consultant of the Company, and shall terminate at the close of business on the date which is 30 days after the day upon which the Optionee ceases to be a consultant of the Company. Any unexercised portion of the Option may not be exercised by the Optionee after such termination.

4.

If at any time the Optionee shall be dismissed from its position as a consultant of the Company, any unexercised portion of the Option shall, in the sole discretion of the Company immediately terminate.

5.

Notwithstanding paragraphs 3 and 4 herein, should the Optionee die during the term of the Option any unexercised portion of the Option shall be available for exercise by its legal personal representative for a period of 90 days from the date of the Optionee's death. After such 90 day period, the Option shall terminate and shall no longer be in force or effect.

6.

The Optionee shall not, either during the term of its employment, or at any time thereafter, disclose to any person, firm or corporation any information concerning the business affairs of the Company which the Optionee may have acquired in the course of or incidental to, its employment or otherwise, whether for its own benefit, or to the detriment, or intended or probable detriment, of the Company.

7.

The Option is personal to the Optionee and may not be assigned or transferred in whole or in part.

8.

The Option may not be exercised by the Optionee prior to approval of the granting of the Option by the regulatory authorities, and if the Optionee is an insider of the Company, as that term is defined in the British Columbia Securities Act, the Option may not be exercised by the Optionee prior to approval of the granting of the Option by the shareholders of the Company.

9.

Should the Company at any time subdivide its outstanding share capital into a greater number of shares, the Option exercise price shall be proportionately reduced and the number of subdivided shares entitled to be purchased proportionately increased, and conversely, should the outstanding share capital of the Company be consolidated into a smaller number of shares, the Option exercise price shall be proportionately increased and the number of consolidated shares entitled to be purchased proportionately decreased.

10.

If the Option, as originally constituted, was approved by the shareholders of the Company, or if the Optionee is an insider of the Company at the time of the amendment, all amendments to the terms of this Agreement must be approved by the shareholders of the Company.

11.

Any notice or other communication required or contemplated under this Agreement to be given by one party to the other shall be delivered or mailed by prepaid registered post to the party to receive same at the address indicated on page 1 hereof. Any notice delivered shall be deemed to have been given and received on the business day next following the date of delivery. Any notice mailed as aforesaid shall be deemed to have been given and received on the fifth business day following the date it is posted, provided that if between the time of mailing and actual receipt of the notice there shall be a mail strike, slowdown or other labour dispute which might affect delivery of the notice by mail, then the notice shall be effective only if actually delivered.

12.

This Agreement shall be construed in accordance with the laws of the Province of British Columbia.

13.

The Option is being issued pursuant to the Company's August 17, 2000 Incentive Stock Option Plan (the "Plan") and shall be governed by the terms thereof. To the extent of any inconsistency between this Agreement and the Plan, the Plan shall prevail.

IN WITNESS WHEREOF the parties hereto have hereunto executed these presents as of the day and year first above written.

SIGNED, SEALED AND DELIVERED by,

the Optionee in the presence of:

_________________________________

Signature

_________________________________

__________________________

Address

RAYMOND J. SKIPTUNIS

_________________________________

Occupation

CHINA VENTURES INC.

By:________________________

Authorized Signatory